VISCHER Ltd

Basel

Aeschenvorstadt 4

CH-4010 Basel

Switzerland

Phone +41 58 211 33 00

Fax +41 58 211 33 10

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 58 211 34 00

Fax +41 58 211 34 10

Civil Law Notaries in
Basel-City and Baselland

8 May 2024 1

Exhibit 5.1

Oculis Holding AG
Bahnhofstrasse 7
6300 Zug

8 May 2024

Oculis Holding AG – Registration Statement on Form F-3

Dear Sir or Madam,

We have acted as special Swiss counsel to Oculis Holding AG (the "Company"), a company incorporated under the laws of the Switzerland, in connection with a prospectus supplement dated 8 May 2024 (the "Prospectus") to a registration statement on Form F-3 (File No. 333-278409, the "Registration Statement"), filed under the U.S. Securities Act of 1933, as amended (the "Securities Act") relating to the sale by the Issuer of ordinary shares of the Company, each with a nominal value of CHF 0.01 (the "Ordinary Shares") with an aggregate offering price of up to USD 100'000'000 in accordance with a certain Sales Agreement dated 8 May 2024 between the Issuer and LEERINK PARTNERS LLC.

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

I.
Basis of opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by Swiss courts. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than listed below) or to any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For the purpose of giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the "Documents"):

a)
an electronic copy of the Prospectus;
b)
an uncertified electronic copy of an extract from the Commercial Register of the Canton of Zug (the "Commercial Register") dated 11

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Exhibit 5.1

April 2024 regarding the Company, retrieved online (the "Register Extract"); and
c)
the articles of association (Statuten) of the Company dated 15 April 2024, shown on the Register Extract as being the most recent articles of association filed with the Commercial Register (the "Articles of Association").

No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

II.
Assumptions

In rendering the opinion below, we have assumed the following:

a)
all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;
b)
all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs;
c)
to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;
d)
the Board Resolutions have been duly resolved in a duly executed written resolution and have not been rescinded or amended and are in full force and effect;
e)
in relation to the Company, there have been no changes of the Articles of Association or their respective registration in the Commercial Register or compared to the Articles of Association in the form examined by us;
f)
the Prospectus has been filed by the Company;
g)
all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Prospectus or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Prospectus have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;
h)
(i) the number of Offered Shares will not exceed the number of

8 May 2024 3

Exhibit 5.1

registered shares that may be issued under the Articles of Association (as may be amended from time to time), (ii) prior to the offering and sale of any Offered Shares, the Prospectus will have become and will continue to be effective, and (iii) the issuance of and payment for the Offered Shares will be made in accordance with the Articles of Association (as may be amended from time to time), the Prospectus and Swiss law;
i)
prior to the issuance, offering and sale of any Offered Shares, the board of directors of the Company will have duly authorized the issuance, offering and sale of such Offered Shares and will have validly excluded the pre-emptive rights of the existing shareholders for purposes of the issuance, offering and sale of such Offered Shares in accordance with the Articles of Association and such authorization and/or exclusion shall not have been amended, challenged or rescinded, and all necessary corporate actions of the Company to approve the issuance of the Offered Shares will have been performed in accordance with such resolution, the Articles of Association and Swiss law.
j)
the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr) and has not undertaken and will not undertake an acquisition in kind (Sacheinlage) without complying with the formal procedure set forth in article 634 of the Swiss Code of Obligations (the "CO"), a set-off against a claim (Verrechnung) without complying with the formal procedure set forth in article 634a CO, or a conversion of equity surplus (Umwandlung von frei verwendbarem Eigenkapital) without complying with the formal procedure set forth in article 652d CO; and
k)
there are no provisions of the laws of any jurisdiction outside Switzerland which would have any implication for the opinion we express and that, insofar as the laws of any jurisdiction outside Switzerland may be relevant, such laws have been or will be complied with.
III.
Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that, if and when (i) the Offered Shares are issued and paid for pursuant to the Articles of Association and Swiss law (ii) the corresponding share capital increase has been registered into the Commercial Register and (iii) such Offered Shares have been entered into the Company's book of uncertificated securities, the Offered Shares have been or will be, as applicable, validly issued, fully paid as to their nominal value and non-assessable.

8 May 2024 4

Exhibit 5.1

IV.
Qualifications

This opinion is subject to the following qualifications:

a)
This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland.
b)
The exercise of voting rights and rights related thereto with respect to any Offered Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles of Association.
c)
We express no opinion as to whether the Prospectus is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion as to whether the Prospectus provides sufficient information for investors to reach an informed assessment of the Company and its securities.
d)
We express no opinion as regards the preservation of shareholders' subscription rights (Bezugsrechte).
e)
Notwithstanding or irrespective of registration of a capital increase with respect to the Offered Shares with the Commercial Register, resolutions of the board of directors or the general meeting of the Company may be challenged by a dissenting shareholder of the Company or others in court or otherwise. However, we believe that such challenge of such resolutions after registration of the Offered Shares with the Commercial Register, even if successful, would not in itself void such Offered Shares.
f)
The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred. In particular, we express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express in this opinion no opinion as to tax law.

* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Company's Report on Form 6-K filed on the date hereof and to the incorporation by reference of this opinion in the Registration Statement, as amended, and further consent to the reference to our name under the captions "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

8 May 2024 5

Exhibit 5.1

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

[Signature Page Follows]

8 May 2024 6

Exhibit 5.1

Very truly yours,

VISCHER AG

/s/ Dr. Matthias Staehelin
Dr. Matthias Staehelin